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                                                                   Exhibit 5.1


Helen T. Ferraro
 (404) 264-2631



                               November 15, 1996




Board of Directors
Transcend Services, Inc.
3353 Peachtree Road, N.E.
Suite 1000
Atlanta, Georgia 30326


          RE:  Transcend Services, Inc.
               Registration Statement on Form S-8
               715,000 Shares of $0.01 par value Common Stock
               1992 Stock Option Plan
               ------------------------------------------------------

Gentlemen:

  We have acted as counsel for Transcend Services, Inc. (the "Company") in connection with the registration of 715,000 shares of its $0.01 par value Common Stock (the "Shares") reserved to the Company's 1992 Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

  In connection therewith, we have examined the following:

  (1) The Certificate of Incorporation of the Company, as amended, certified by the Department of State of the State of Delaware;

  (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

  (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

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Board of Directors
November 14, 1996
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   (4)  Certificate of Good Standing with respect to the Company, issued by the Department of State of the State of Delaware; and

   (5)  The Registration Statement, including all exhibits thereto.

  Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

   (A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

   (B) The Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

  We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              SMITH, GAMBRELL & RUSSELL



                              /s/ Helen T. Ferraro
                              --------------------
                              Helen T. Ferraro



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